                                                                  EXHIBIT 10.1.1

                              STANDSTILL AGREEMENT


     This Standstill Agreement (the "Agreement") is dated as of April 1, 2000 between Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), and Southwestern Eagle L.L.C. (the "Stockholder").

     WHEREAS, the Stockholder owns approximately 11.1% of the outstanding shares of Common Stock (as defined herein), and the Stockholder desires to purchase more shares of Voting Securities (as defined herein) of the Company from time to time; and

     WHEREAS, the Company is willing, under the terms and conditions set forth herein, not to take any actions to prevent the Stockholder from purchasing additional shares of Voting Securities of the Company as long as a certain level of ownership is not exceeded by the Stockholder and its Affiliates (as defined herein).

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          SECTION 1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

          "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

          "Agreed Percentage" means 19.9%.

          "beneficial owner" has the meaning set forth in Rule 13d-3 under the Exchange Act, and derivative terms such as "beneficially own" shall be given corresponding meanings.

          "Board of Directors" means the Board of Directors of the Company.

          "Change of Control" means the occurrence of any of the following events: (a) any Person or Group is or becomes the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Securities representing a Voting Percentage of more than 50%; (b) the Company adopts a plan of liquidation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person; (c) the Company consolidates with, or merges with or into, another Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which, immediately after such transaction, the beneficial owners (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of Voting Securities of the Company immediately prior to the transaction are the beneficial owners (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Securities of the surviving or transferee corporation, as applicable, representing a Voting Percentage of more than 50%; or (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "Common Stock" means shares of common stock, $.01 par value, of the Company.

          "Convertible Securities" means any securities convertible into or exchangeable or exercisable for Common Stock.

          "Convertible Voting Securities" means Convertible Securities and any other securities convertible into or exchangeable or exercisable for Voting Securities other than Common Stock.

          "Current Shares" has the meaning set forth in Section 3.5.

          "DGCL" has the meaning set forth in Section 2.5.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Group" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

          "HSR Act" has the meaning set forth in Section 2.3.

          "Offer" has the meaning set forth in Section 4.3(c).

          "Permitted Transferee" has the meaning set forth in Section 4.1.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "Restricted Securities" means (i) Common Stock, (ii) any other Voting Securities or (iii) Convertible Voting Securities.

          "Section 4.3(c) Event" has the meaning set forth in Section 4.3(c).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Standstill Period" means the period beginning on the date of this Agreement and ending on the earlier of (i) the date of a Change of Control, (ii) the fourth anniversary of the date of this Agreement, or (iii) the occurrence of a Section 4.3(c) Event.

          "Stockholder Directors" has the meaning set forth in Section 4.2.

          "Subsidiary" means, with respect to any Person, any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

          "Total Voting Power" means the aggregate number of votes that holders of Voting Securities would be entitled to cast in respect of Voting Securities.

          "Voting Percentage" means, with respect to any Person, the percentage of the Total Voting Power beneficially owned by such Person.

          "Voting Securities" means securities of the Company having the power to vote generally for the election of directors of the Company and shall include, without limitation, the Common Stock and 8.5% Convertible Pay-in-Kind Preferred Stock. "Voting Securities" as used with respect to any other Person means the capital stock or other equity interests of any class or kind having the power to vote generally for the election of directors or other members of the governing body of such Person.

          (b)  The following definitional provisions shall apply to this
               Agreement:

               (i) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

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

              (iii) Reference herein to a specific Section shall refer to a Section of this Agreement, unless the express context otherwise requires.

              (iv) Wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Stockholder that:

     SECTION 2.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted.

     SECTION 2.2 Corporate Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the Company is within the Company's corporate powers and has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

     SECTION 2.3 Compliance. The execution, delivery and performance of this Agreement by the Company requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than (a) compliance with any applicable requirements of the Exchange Act, (b) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (c) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

     SECTION 2.4 Non-contravention. Assuming compliance with the matters referred to in Section 2.3, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate the certificate of incorporation or bylaws of the Company, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Company, other than violations that would be immaterial to the Company or the Stockholder, or (c) constitute a default under any agreement or other instrument binding upon the Company.

     SECTION 2.5 State Takeover Statutes. The Board of Directors of the Company, at a meeting duly called (or for which notice was duly waived by all directors of the Company) and held on April 11, 2000, has approved the acquisition by the Stockholder of up to the Agreed Percentage of Voting Securities of the Company subject to the terms of this Agreement, and such approval by the Board of Directors constitutes approval of the transactions contemplated by this Agreement pursuant to which the stockholder may become an interested stockholder under the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), and constitutes all actions necessary to ensure that the restrictions contained in Section 203 of the DGCL will not apply to Stockholder in connection with or as a result of such transactions. To the Company's knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement.

     SECTION 2.6 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 16,283,120 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock of which 2,000,000 shares are designated as 8.5% Convertible Pay-in-Kind Preferred Stock (the "Convertible Preferred Stock"), of which 1,818,511 shares are issued and outstanding. The Convertible Preferred Stock is convertible at the option of the holder thereof into 4,785,594 shares of Common Stock. All of the presently outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The relative rights, preferences and restrictions relating to the Common Stock and the Convertible Preferred Stock are set forth in the Company's Certificate of Incorporation, as amended, and the Certificate of Designation for the Convertible Preferred Stock, as amended and corrected. In addition, the Company has outstanding 2,919,451 of its $12.50 Warrants exercisable for the purchase of 2,919,451 shares of the Common Stock, such shares of Common Stock being reserved by the Company for exercise of the $12.50 Warrants.


                                  ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     The Stockholder represents and warrants to the Company that:

     SECTION 3.1 Existence and Power. The Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     SECTION 3.2 Authorization. The execution, delivery and performance of this Agreement by the Stockholder are within the Stockholder's powers and have been duly authorized by all necessary action on the part of the Stockholder. This Agreement constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

     SECTION 3.3 Compliance. The execution, delivery and performance of this Agreement by the Stockholder requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (a) compliance with any applicable requirements of the Exchange Act, (b) compliance with the applicable requirements of the HSR Act, and (c) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

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

     SECTION 3.4 Non-contravention. Assuming compliance with the matters referred to in Section 3.3, the execution, delivery and performance of this Agreement by the Stockholder does not and will not (a) violate the internal governance documents of the Stockholder, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Stockholder, except for any such violations which would be immaterial to the Company or the Stockholder, or (c) constitute a default under any agreement or other instrument binding upon the Stockholder .

     SECTION 3.5 Current Ownership. The Stockholder is the record and beneficial owner of 1,775,900 shares of Common Stock (the "Current Shares"). Except for the Current Shares, neither the Stockholder nor any of its Affiliates beneficially owns Restricted Securities.


                                  ARTICLE 4

                         COVENANTS OF THE STOCKHOLDER

     The Stockholder agrees that:

     SECTION 4.1 Sale or Transfer of Restricted Securities. During the Standstill Period, the Stockholder will not, and will not permit its Affiliates to, directly or indirectly, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, any Restricted Securities; provided that the Stockholder and its Affiliates may sell, pledge, encumber or otherwise transfer Restricted Securities (a) in an amount (whether in one or more transactions) that would not exceed twice the amount permitted to be sold by affiliates (within the meaning of Rule 144) of the Company under paragraph (e)(1) of Rule 144 in effect as of the date of this Agreement; provided that this clause (a) may be utilized by the Stockholder and its Affiliates only if the Stockholder and its Affiliates in good faith have no reason to believe that any transferee of such Restricted Securities would not be a Permitted Transferee, (b) to a commercial bank or other financial institution in connection with a bona fide financing transaction by the Stockholder; provided that such bank or other financial institution agrees to comply with the transfer, voting and other restrictions set forth in this Agreement with respect to such stock, and (c) to Permitted Transferees. A "Permitted Transferee" is a Person who, after giving effect to such sale, pledge, encumbrance or transfer, would, together with its Affiliates and with any members of a Group in which such Person or any of its Affiliates is a member, beneficially own Restricted Securities representing less than 5% of the Total Voting Power and less than 5% of the aggregate number of outstanding shares of Common Stock (assuming, in each case, the conversion, exercise or exchange of all Convertible Voting Securities beneficially owned by such Person, its Affiliates and such Group members, whether or not such Convertible Voting Securities are convertible, exercisable or exchangeable within 60 days, and otherwise making all beneficial ownership calculations consistent with Rule 13d-3 of the Exchange Act).

     SECTION 4.2 Acquisition of Voting Securities. Subject to the restrictions set forth herein, the Stockholder may acquire additional Voting Securities of the Company and the Company will not take any action to prevent such acquisition or otherwise limit or restrict the Stockholder's rights with respect thereto. During the Standstill Period, and notwithstanding anything in this Agreement to the contrary, without the prior written consent of the Board of

                                       6
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Directors specifically expressed in a resolution adopted by a majority of the directors of the Company who are not Affiliates of the Stockholder or members of a Group in which the Stockholder or any of its Affiliates is a member ("Stockholder Directors"), the Stockholder will not, and will not permit its Affiliates to, purchase or otherwise acquire, directly or indirectly, or agree or offer to purchase or otherwise acquire, any Restricted Securities if, as a result thereof, the Stockholder, together with its Affiliates and with any members of a Group in which the Stockholder or any of its Affiliates is a member, would, in the aggregate, beneficially own Voting Securities representing more than the Agreed Percentage of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities beneficially owned by the Stockholder, its Affiliates and such Group members and making all beneficial ownership calculations consistent with Rule 13d-3 of the Exchange Act).

     SECTION 4.3 Standstill. (a) During the Standstill Period, the Stockholder agrees that, without the prior written consent of the Board of Directors specifically expressed in a resolution adopted by a majority of the directors of the Company who are not Stockholder Directors, the Stockholder will not and will not permit its Affiliates to:


           (i) initiate or propose any matter for a vote of the stockholders of the Company or "solicit," or become a "participant," directly or indirectly, in any "solicitation" of proxies (as such terms are defined under the Exchange Act) from any holder of Voting Securities in connection with any vote or other action on any matter or agree or announce its intention to vote with any Person undertaking a "solicitation" or seek to advise, encourage or influence any Person with respect to the voting of any Voting Security;

           (ii) seek, solicit, propose (in a manner that is intended to require, or would reasonably be expected to require, public disclosure) or make any statement with respect to, or otherwise participate in or support, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except as and to the extent specifically permitted by this Section 4.3), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Subsidiaries;

           (iii) form, join or in any way participate in a Group with respect to any Restricted Securities;

           (iv) grant any "proxies" (as defined under the Exchange Act) with respect to any Voting Securities to any Person (except as recommended by the Board of Directors of the Company) or deposit any Voting Securities or Convertible Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof except as set forth in Section 4.4;

           (v) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Company, except that engaging in private meetings with management of the Company in regard to the day-to-day operations and the ordinary course of business of the Company shall not be prohibited hereby;

           (vi) seek, alone or in concert with others, representation on the Board of Directors or seek the removal of any member of the Board of Directors or a change in the size or composition of the Board of Directors;

           (vii) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing;

           (viii) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral), inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Article 4;

           (ix) have any discussions or communications with, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing; or

           (x) take any action challenging the validity or enforceability of any provisions of this Article IV.

     (b) Nothing contained in this Section shall be deemed in any way to prohibit or limit any transactions in the ordinary course of business between the Company and its Subsidiaries, on the one hand, and the Stockholder and its Affiliates, on the other hand.

     (c) The Standstill Period shall terminate (i) if any person shall commence and not withdraw a bona fide unsolicited tender or exchange offer that if successful would result in a Change of Control (an "Offer"), unless within 10 business days after the commencement of such Offer, the Company shall have publicly recommended that the Offer not be accepted, (ii) upon the commencement of any transaction that is a "Rule 13e-3 transaction," as such term is defined in Rule 13e-3(a)(3) promulgated under the Exchange Act or (iii) upon the commencement of any transaction by any holder of 5% or more of the Total Voting Power, the consummation of which would result in the de-registration of the Company's Common Stock under the Exchange Act. The termination of the Standstill Period pursuant to this Section 4.3(c) is referred to herein as a "Section 4.3(c) Event."

     SECTION 4.4 Presentation of Matters to the Board of Directors. Notwithstanding anything to the contrary in this Agreement, whenever pursuant to the terms hereof the Stockholder is permitted to take any action with the prior consent of the Board of Directors, the Stockholder shall be entitled to present the matter to, and discuss the matter with, the Board of Directors prior to receiving such consent without being deemed to have violated any of the restrictions set forth in this Agreement.

     SECTION 4.5 Voting Arrangements. During the Standstill Period, the Stockholder shall vote and cause to be voted all Voting Securities owned by the Stockholder or any Affiliate of the Stockholder on all matters, other than nominees to the Board of Directors whose nominations are made by the Board of Directors, submitted to the holders of Voting Securities in accordance with the recommendations of the Company's Board of Directors. The Stockholder shall cause all Voting Securities owned by the Stockholder or any Affiliate of the Stockholder to be

                                       8
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represented, in person or by proxy, at all meetings of holders of Voting
Securities of which the Stockholder has actual notice, so that such Voting Securities may be counted for the purpose of determining the presence of a quorum at such meetings.

     SECTION 4.6 Suspension of Obligations. If at any time during the Standstill Period the Stockholder and its Affiliates, in compliance with this Agreement, no longer beneficially own 5% or more of the outstanding Restricted Securities, then notwithstanding any provision in this Agreement to the contrary, during the period beginning on the date of such occurrence and ending on the date on which the Stockholder and its Affiliates again beneficially own 5% or more of the outstanding Restricted Securities, the Stockholder shall not be required to comply with the covenants and agreements set forth in Article 4 of this Agreement.


                                  ARTICLE 5

                                 MISCELLANEOUS

     SECTION 5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective
(a) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (b) when sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (c) when served, if delivered personally to the intended recipient, and
(d) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed,

      if to the Stockholder, to:

          Southwestern Eagle L.L.C.
          1675 Larimer Street, Suite 820
          Denver, Colorado 80202
          Attention: James W. Williams, Jr.
          Fax:

     with a copy to:

          M. Walker Baus
          LeCorgne, Livaudais & Baus
          Suite 210
          203 Carondelet Street
          New Orleans, Louisiana 70130
          Fax: (504) 523-5884

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     if to the Company, to:

          Patina Oil & Gas Corporation
          380 Madison Avenue
          11th Floor
          New York, New York 10017
          Attn: Thomas J. Edelman
          Fax: (212) 888-6877

     with a copy to:

          Patina Oil & Gas Corporation
          1625 Broadway, Suite 2000
          Denver, Colorado 80202
          Attn: Jay W. Decker
          Fax: (303) 389-3680

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     SECTION 5.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

     SECTION 5.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 5.4 Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated.

     SECTION 5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     SECTION 5.6 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other

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party hereto. No provision of this Agreement is intended to confer upon any
Person other than the parties hereto any rights or remedies hereunder.

     SECTION 5.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 5.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 5.9 Severability. Except as otherwise provided in the last sentence of this Section 5.9, the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Except as otherwise provided in the last sentence of this Section 5.9, if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Notwithstanding anything in this Section 5.9 to the contrary, if any provision of Article 4 is determined by any court of competent jurisdiction to be invalid or unenforceable, the provisions of Section 2.5 shall be automatically void ab initio and shall have no force or effect.
                      -- ------

     SECTION 5.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     SECTION 5.11 Legends. (a) The Stockholder agrees that all Restricted Securities that are beneficially owned now or in the future during the Standstill Period by the Stockholder or any of its Affiliates (including without limitation the Current Shares) shall be in certificated form. The Stockholder shall promptly deliver all certificates representing such Restricted Securities to the Company so that the Company may place the following legend on such certificates:

          "The securities represented hereby are subject to certain restrictions under the terms of a Standstill Agreement dated as of April 1, 2000, as amended from time to time, between Patina Oil & Gas Corporation and Southwestern Eagle L.L.C. and may not be offered, sold, transferred or otherwise disposed of except in accordance with the terms of such Standstill Agreement."

     (b) The Company agrees that, at the request of the Stockholder, it will remove the above legend from all certificates at the time after which the restrictions under this Agreement are no longer applicable. If the Stockholder transfers any Restricted Securities in accordance with this Agreement, the Company will issue to such transferee a certificate representing such transferred Restricted Securities without the legend contemplated above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              PATINA OIL & GAS CORPORATION

                              By:   /s/ Thomas J. Edelman
                                    ----------------------------------------
                                    Name:  Thomas J. Edelman
                                    Title:  Chief Executive Officer


                              SOUTHWESTERN EAGLE L.L.C.

                              By:   /s/ James W. Williams, Jr.
                                    ----------------------------------------
                                    Name:  James W. Williams, Jr.
                                    Title:  President

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